Exhibit (d)(1)(g)

                                    EXHIBIT A

     This Exhibit A, dated as of March 10, 2004, is Exhibit A to the Investment Advisory Contract dated April 28, 2000 between Harris Insight Funds Trust and Harris Investment Management, Inc.

                              HARRIS INSIGHT FUNDS

Fund                                                 Fee (1)
---------                                            -------
Harris Insight Government Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Money Market Fund                     1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Tax-Exempt Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Short/Intermediate Bond Fund          0.70
Harris Insight Bond Fund                             0.65
Harris Insight Ultra Short Duration Bond Fund        0.20
Harris Insight High Yield Bond Fund                  0.45
Harris Insight Intermediate Government Bond Fund     0.45
Harris Insight Intermediate Tax-Exempt Bond Fund     0.45
Harris Insight Tax-Exempt Bond Fund                  0.45
Harris Insight Equity Fund                           0.70
Harris Insight Small-Cap Aggressive Growth Fund      0.75
Harris Insight Core Equity Fund                      0.70
Harris Insight Small-Cap Opportunity Fund            0.75
Harris Insight Small-Cap Value Fund                  0.70
Harris Insight Index Fund                            0.20
Harris Insight Balanced Fund                         0.50
Harris Insight International Fund                    1.05
Harris Insight Emerging Markets Fund                 1.25

(1) Calculated as a percentage of average daily net assets for each portfolio.

                                            HARRIS INSIGHT FUNDS TRUST

                                            By:      ________________________
                                                     Peter P. Capaccio
                                                     Title: President

                                            HARRIS INVESTMENT MANAGEMENT, INC.

                                            By:      ________________________
                                                     William O. Leszinske
                                            Title:   President